Exhibit 99.2

Emdeon Inc.

OFFERS TO EXCHANGE

UP TO $375,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF 11% SENIOR NOTES DUE 2019, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OUTSTANDING 11% SENIOR NOTES DUE 2019

UP TO $375,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF 11 1/4% SENIOR NOTES DUE 2020, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OUTSTANDING 11 1/4% SENIOR NOTES DUE 2020

                    , 2012

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

As described in the enclosed Prospectus, dated                     , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”), Emdeon Inc. (the “Issuer”) and certain domestic subsidiaries of the Issuer (the “Guarantors”) are offering to exchange (the “Exchange Offers”) (i) up to $375,000,000 in aggregate principal amount of the Issuer’s 11% Senior Notes due 2019, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2019 Notes”) for an equal aggregate principal amount of the Issuer’s 11% Senior Notes due 2019, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in November 2011, and (ii) up to $375,000,000 in aggregate principal amount of the Issuer’s 11 1/4% Senior Notes due 2020, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2020 Notes” and, together with the Exchange 2019 Notes, the “Exchange Notes”) for an equal aggregate principal amount of the Issuer’s 11 1/4% Senior Notes due 2020, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in November 2011 (the “Outstanding 2020 Notes” and, together with the outstanding 2019 notes, the “Outstanding Notes”), in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to conditions set forth in the enclosed Prospectus. The Outstanding Notes are guaranteed on a senior unsecured basis (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be guaranteed on a senior unsecured basis (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offers” include the Guarantors’ offers to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Issuer will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN NAMES. PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2012 (THE “EXPIRATION DATE”) UNLESS THE ISSUER EXTENDS THE EXCHANGE OFFERS.

The Issuer will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offers. The Issuer will pay all transfer taxes, if any, applicable to the tender of Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1. The Prospectus.

2. The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding).

3. A form of Notice of Guaranteed Delivery.

4. A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the client’s instructions regarding the Exchange Offers.

Your prompt action is requested. Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To participate in the Exchange Offers, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of Wilmington Trust, National Association (the “Exchange Agent”), at the Depository Trust Company, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Additional copies of the enclosed material may be obtained from, and any inquiries you may have with respect to the Exchange Offers procedures should be addressed to, the Exchange Agent at its address or telephone number set forth on the first page of the Letter of Transmittal.

Very truly yours,

EMDEON INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.